Exhibit 99.1
TPG SPECIALTY LENDING, INC.
888 7th Avenue, 4th Floor
New York, NY  10019

March 24, 2014

VIA TELECOPIER and EMAIL

Global Geophysical Services, Inc.
13927 South Gessner Road
Missouri City, TX  77489
Attention:  James Brasher
Facsimile: 713-808-7810
Email:  sean.gore@globalgeophysical.com

Re:           Termination of Forbearance Period; Notice of Acceleration

Ladies and Gentlemen:

Reference is made to (a) the Financing Agreement, dated as of September 30, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the "Financing Agreement"), by and among Global Geophysical Services, Inc., a Delaware corporation ("Company") and certain Subsidiaries of Company, as Guarantors, the Lenders from time to time party thereto, and TPG Specialty Lending, Inc., as administrative agent for the Lenders (in such capacity, "Administrative Agent"), as collateral agent for the Lenders (in such capacity, "Collateral Agent"), and (b) the Forbearance Agreement, dated of March 17, 2014 (the "Forbearance Agreement"), by and among the Company, the Guarantors, the Agents and the Lenders.  All capitalized terms used herein and not otherwise defined herein are used herein as defined in the Financing Agreement.

As  of  the  date  hereof,  the  Existing  Events  of  Default  (as  defined  in  the Forbearance Agreement) have occurred and are continuing under the Financing Agreement. This letter is to advise you that (a) in accordance with Section 3 of the Forbearance Agreement, each Lender hereby terminates the Forbearance Period, and (b) in accordance with the Financing Agreement, Collateral Agent hereby (1) terminates the Commitments; (2) accelerates the entire unpaid principal amount of the Loans and requires that the Company repay the entire principal amount of the Loans immediately, together with all accrued and unpaid interest (including default interest) thereon, costs, fees, expenses, the Yield Maintenance Premium and all other Obligations payable under the Financing Agreement and other Loan Documents, and (b) declares that all such amounts are immediately due and payable without presentment, demand, protest or further notice of any kind.

This letter is not, and shall not be deemed to be, and no action, inaction or acquiescence by the Agents or the Lenders, including, without limitation, the acceptance of any payment under the Financing Agreement, shall constitute a waiver of any of the Agents' or the Lenders' rights, powers, privileges or remedies against Company, any Guarantor or any other person or entity, a waiver of any Existing Event of Default or a waiver of any other Default or Event of Default.  The Agents and the Lenders reserve all other rights and remedies available to them (including, without limitation, the right to charge interest at a default rate from the date that an Event of Default occurred) as a result of the Existing Events of Default.  No failure or delay by any Agent or any Lender in the exercise of any other rights and remedies shall constitute a waiver of any such right or remedy or the Existing Events of Default or other Event of Default. Each such right or remedy shall be cumulative.  All terms and conditions of the Financing Agreement and other Loan Documents shall remain in full force and effect unless and until any Agent notifies you to the contrary.  Nothing set forth in this letter shall constitute an obligation on the part of any Agent or any Lender to provide any notice regarding the Existing Events of Default or other Event of Default or of the exercise of any other rights and remedies by any Agent or any Lender.

[signature pages to follow]

Very truly yours,

TPG SPECIALTY LENDING, INC., as Collateral Agent, Administrative Agent and Lender

By:	/s/ PHIL WARREN________________________________
Name: Phil Warren
Title: Authorized Signatory

TPG SL SPV, LLC, as a Lender

By:	/s/ PHIL WARREN________________________________
Name: Phil Warren
Title: Authorized Signatory

TENNENBAUM OPPORTUNITIES PARTNERS V, LP, as a Lender
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ DAVID HOLLANDER___________________________
Name: David Hollander
Title: Managing Partner

TENNENBAUM OPPORTUNITIES FUND VI, LLC, as a Lender
By: Tennenbaum Capital Partners, LLC
Its: Investment Manager

By:	/s/ DAVID HOLLANDER___________________________
Name: David Hollander
Title: Managing Partner

cc:           Baker Botts LLP
910 Louisiana Street
Housotn, TX  77002-4495
Attention:  Joe Poff
Facsimile: (713) 229-7710
Email:  joe.poff@bakerbotts.com